SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 6, 2018

Hammer Fiber Optics Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-1539680	98-1032170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
311 Broadway, Point Pleasant Beach, NJ 08742 (844) 413-2600

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 2.01COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

The Acquisitions

On November 1, 2018, Hammer Fiber Optic Holdings Corp, (the “Company”) completed the previously announced purchase of 1stPoint Communications, LLC, whereby the Company acquired all of the outstanding equity ownership interests in 1stPoint Communications (the “Acquisition”).  The purchase price for the acquisition is three million six hundred and forty-three thousand six hundred and forty-four (3,643,644) shares of the Company’s Common Stock from treasury stock.  Seventy five percent (75%) of the shares of the Company’s Common Stock to be issued are restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

On November 1, 2018, the Company completed the previously announced purchase of Shelcomm, Inc., whereby the Company acquired all of the outstanding equity ownership interests in Shelcomm (the “Acquisition”).  The purchase price for the acquisition is nine hundred thousand (900,000) shares of the Company’s Common Stock from treasury stock.  The shares of the Company’s Common Stock to be issued are restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

On November 1, 2018, the Company completed the previously announced purchase of Open Data Centers, LLC whereby the Company acquired all of the outstanding equity ownership interests in Open Data Centers (the “Acquisition”).  The purchase price for the acquisition is two million nine hundred thirty thousand five hundred sixty-six (2,930,566) shares of the Company’s Common Stock from treasury stock.  The shares of the Company’s Common Stock to be issued are restricted securities, as defined in Rule 144 of the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The Company shall also pay Sellers a sum of $200,000 in Cash, delivered to the Sellers no later than January 10, 2019.

The summary of the Stock Purchase Agreements set forth does not purport to be a complete statement of the terms of such document. The summary references the full text of the document which has been filed with the Original Form 8-K dated September 13, 2018 as Exhibit 2.1, 2.2 and 2.3 and are incorporated herein for reference.

Item 3.02UNREGISTERED SALES OF EQUITY SECURITIES

The shares to be issued under the Stock Purchase Agreements will be issued in private placements in reliance upon the exemption from the registration requirements set forth in Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

The information disclosed under Item 2.01 is incorporated into this Item 3.02 in its entirety.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired

The company will submit audited financial statements for the acquisitions within seventy one (71) days from the date of this Form 8-K filing.

(b) The company will submit audited financial statements for the acquisitions within seventy one (71) days from the date of this Form 8-K filing.

(c) Not Applicable

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated September 11, 2018, by and among Hammer Fiber Optics Holdings Corp. and 1stPoint Communications and the sellers party thereto.

2.2*	Stock Purchase Agreement, dated September 11, 2018, by and among Hammer Fiber Optics Holdings Corp. and Shelcomm, Inc. and the sellers party thereto.

2.3*	Stock Purchase Agreement, dated September 12, 2018, by and among Hammer Fiber Optics Holdings Corp. and Open Data Centers, LLC and the sellers party thereto.

99.1	Press Release of the Company Closing the Acquisitions of 1stPoint Communications, Open Data Centers and Shelcomm.

* Previously Filed with the Original Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: November 6, 2018

   /s/ Mark Stogdill

By: Mark Stogdill

Its: Executive Director